UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2010

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 17, 2010, Churchill Downs Incorporated held its 2010 Annual Meeting of Shareholders. At the meeting:

(1) four (4) Class II directors were elected to terms of three (3) years each;

(2) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010 was ratified; and

(3) the material terms of the performance goals and maximum awards payable as established by the special Subcommittee of the Compensation Committee of the Board of Directors for the payment of compensation to Robert L. Evans, William C. Carstanjen, William E. Mudd, Rohit Thukral, and Steven P. Sexton under the Churchill Downs Incorporated Amended and Restated Incentive Compensation Plan (1997) were approved.

Set forth below are the number of votes cast with respect to each of the matters submitted for vote at the meeting.

(1) Election of Class II Directors

Nominee	For	Withheld	Broker Non-Votes
Richard L. Duchossois	8,629,367	772,341	2,443,140
James F. McDonald	9,086,764	314,944	2,443,140
Susan E. Packard	8,849,521	552,187	2,443,140
R. Alex Rankin	9,095,886	305,822	2,443,140

(2) Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
11,731,681	99,438	14,299	0

(3) Approval of Material Terms of Performance Goals and Maximum Awards Payable

For	Against	Abstentions	Broker Non-Votes
9,092,373	221,044	88,861	2,443,140

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

June 22, 2010	By:	/s/ Rebecca C. Reed
Rebecca C. Reed
Senior Vice President and Secretary